                            CERTIFICATE OF AMENDMENT
                                  OF THE BYLAWS
                                        OF
                                  MOSSIMO, INC.,
                             A DELAWARE CORPORATION


     The undersigned, Mossimo Giannulli, hereby certifies that he is the duly elected Chief Executive Officer of Mossimo, Inc., a Delaware corporation (the "Company"), and that attached hereto as Exhibit A is a true, correct and complete copy of the Amendment to Section 3.2 of Article 3 of the Bylaws of the Company as duly adopted by the Board of Directors on March 4, 1998.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of March 4, 1998.



                                        /s/ MOSSIMO GIANNULLI
                                        -----------------------------------
                                        Mossimo Giannulli
                                        Chief Executive Officer

                                   EXHIBIT A
                                   ---------

                     AMENDMENT TO SECTION 3.2 OF ARTICLE 3
                                 OF THE BYLAWS
                               OF MOSSIMO, INC.,
                             A DELAWARE CORPORATION


     Section 3.2 of Article 3 of the Bylaws of Mossimo, Inc. is hereby amended to read in its entirety as follows:

     Section 3.2 NUMBER OF DIRECTORS. The authorized number of directors which shall constitute the Board shall not be less than two (2) nor more than
(5). The exact number shall be fixed by a resolution duly adopted by the board of directors. When permitted under applicable law, the directors shall be divided into three classes, designated Class I, Class II and Class III (which classes are described in the Certificate of Incorporation) until changed by a proper resolution of the board of directors. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

                                      A-2